Exhibit 10.4

STOCK TRANSFER RESTRICTION AGREEMENT

THIS STOCK TRANSFER RESTRICTION AGREEMENT (this “Agreement”), dated July 31, 2005, is entered into by and between Bernard Manuel (“Manuel”) and Hubert Guez (“Guez”).

W I T N E S S E T H:

WHEREAS, Cygne Designs, Inc., a Delaware corporation (the “Company”), Commerce Clothing Company, LLC, a California limited liability company (“Commerce”), Guez and the other members of Commerce wish to enter into an Asset Purchase Agreement (as such agreement may hereafter be amended from time to time, the “Purchase Agreement”) pursuant to which Cygne will purchase certain assets from Commerce; and

WHEREAS, Manuel Beneficially Owns (as defined herein) 4,946,975 shares of common stock of the Company (the “Manuel Shares”); and

WHEREAS, Guez is a member of Commerce; and

WHEREAS, pursuant to the Purchase Agreement, upon consummation of the transactions contemplated therein, the Company will deliver to Commerce and its designees a total of 10,500,000 shares of common stock of the Company (the “Commerce Shares”), upon which Guez will Beneficially Own a portion of such shares; and

WHEREAS, Manuel and Guez have agreed to enter into this Agreement to provide for certain restrictions on the sale or other transfer of the record ownership or the Beneficial Ownership of the Shares from the date hereof until the termination of this Agreement pursuant to the terms and conditions hereof; and

WHEREAS, terms used but not expressly defined herein shall have the meanings set forth in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Notwithstanding the foregoing, securities Beneficially Owned by a Person shall not include securities which are actually owned by other Persons but which such Person may be deemed to Beneficially Own under Rule 13d-3 under the Exchange Act solely because such Person may be deemed to be part of a “group” with such other Persons as within the meaning of Section 13(d)(3) of the Exchange Act.

(b) “Person” shall mean individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(c) “Securities Act” shall mean the Securities Act of 1933, as amended.

(d) “Transfer” shall mean any (i) sale, transfer, pledge, assignment, the granting of an option with respect to or other disposition, or (ii) any agreement, commitment or arrangement to do any of the foregoing, whether voluntarily or involuntarily, by operation of law or otherwise.

(e) “Trigger Event” shall mean the earlier to occur of the following: (i) a “change of control” of the Company as defined under Section 382 of the Internal Revenue Code of 1986, as amended, or (ii) the Shares are traded on any stock exchange, market or trading facility on which the Shares are traded at a minimum price of $8.00 per Share.

2. Scope of Agreement. The parties agree that only 4,946,975 of the Commerce Shares that Guez Beneficially Owns subsequent to the Closing of the transactions contemplated by the Purchase Agreement (the “Guez Shares”) shall be subject to the terms of this Agreement and no other Commerce Shares, whether Beneficially Owned by Guez or otherwise, shall be subject to the terms of this Agreement. All of the Manuel Shares shall be subject to the terms of this Agreement. The Manuel Shares and the Guez Shares shall collectively be referred to hereunder as the “Shares.”

3. Prohibitions on Transfer During Restricted Period.

(a) Transfer Restrictions. Except as set forth in Section 3(b) hereof, neither Guez nor Manuel shall, at any time prior to June 30, 2008 (the “Restricted Period”), directly or indirectly, cause or permit any Transfer of all or any portion of the Shares held of record or Beneficially Owned by him. Any purported Transfer of Shares other than in accordance with this Agreement shall be null and void.

(b) Permitted Transfers. The restrictions set forth in Section 3(a) hereof shall not apply to the following:

(1) Transfers (i) in the case of Guez, to an Affiliate of Guez or to an Affiliate of Guez’ spouse, (ii) in the case of Manuel, to an Affiliate of Manuel or to an Affiliate of Manuel’s spouse; or (iii) made solely for estate planning purposes (each such Person to whom or which a Transfer is made under this Section 3(b)(1) is referred to as a “Transferee”); provided, that no Transfer by Guez or Manuel pursuant to this Section 3(b)(1) shall be effective unless the Transferee shall agree in writing to be bound by the terms and conditions of this Agreement. Transfers by such Transferees shall be subject to the terms of this Agreement.

(2) Transfers made upon the occurrence of a Trigger Event pursuant to Section 4 hereof.

(3) Transfers pursuant to the mutual agreement of Guez and Manuel (subject to Rule 144 under the Securities Act and any other applicable restrictions under the Securities Act).

4. Trigger Event.

(a) At any time following the tenth calendar day after the occurrence of a Trigger Event, during the Restricted Period, each of Guez and Manuel shall have the right (subject to Rule 144 under the Securities Act and any other applicable restrictions under the Securities Act), at his sole option, to Transfer up to an aggregate of 1,000,000 Shares Beneficially Owned by him to any Person; provided that Guez, in his sole discretion, upon written notice to Manuel within five calendar days after the occurrence of a Trigger Event (the “Moratorium Notification”) and upon satisfaction of Section 4(c) below, shall have the right to defer the Transfer rights set forth in this Section 4(a) for a period of up to one year from the date of the Trigger Event (the “Deferral Term”), in which case neither Guez nor Manuel shall have the right to exercise his Transfer rights under this Section 4(a) until expiration of the Deferral Term. For purposes of clarity, the instance of only one Trigger Event can occur under this Agreement.

(b) In the event of a Trigger Event, each of Guez and Manuel shall have the following additional Transfer rights during the Restricted Period:

(i) In the event Guez has not timely issued a Moratorium Notification under Section 4(a) above, during each three-month period following the Trigger Event, each of Guez and Manuel shall have the right, at his sole option, to Transfer up to an aggregate of 250,000 additional Shares Beneficially Owned by him to any Person (subject to Rule 144 under the Securities Act and any other applicable restrictions under the Securities Act); or

(ii) In the event Guez has timely issued a Moratorium Notification under Section 4(a) above, during each three-month period commencing six calendar months after the occurrence of a Trigger Event, each of Guez and Manuel shall have the right, at his sole option, to Transfer up to an aggregate of 250,000 additional Shares Beneficially Owned by him to any Person (subject to Rule 144 under the Securities Act and any other applicable restrictions under the Securities Act).

Unsold portions in any three-month period under Section 4(b)(i) or Section 4(b)(ii), as the case may be, shall be carried over for the purpose of increasing the maximum 250,000 aggregate Share amount in any subsequent three-month period.

(c) Upon the written request of Manuel, promptly upon issuance of a Moratorium Notification under Section 4(a) hereof, Guez shall lend $1.6 million to Manuel in U.S. dollars (the “Loan”), which Loan shall bear interest at the rate of 4% per annum, compounded annually, and be secured by a pledge by Manuel of 500,000 Manuel Shares (the “Collateral”). Guez’s sole remedy in the event that Manuel defaults under the Loan shall be Guez’ right to exercise all rights of a secured party under the law with respect to the Collateral. The unpaid principal and accrued interest on the Loan shall mature on June 30, 2008.

5. Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate upon the earliest to occur of the following: (a) the mutual agreement of the parties, (b) the expiration of the Restricted Period, or (c) the occurrence of one of the following events: (i) a merger or consolidation of the Company in which the stockholders of the Company immediately prior to such transaction would own, in the aggregate, less than 50% of the total combined voting power of all classes of capital stock of the surviving entity, (ii) the sale by the Company of all or substantially all the Company’s assets in one transaction or in a series of related transactions, (iii) the acquisition, other than from the Company, by any individual or entity (other than the Company or an employee benefit plan of the Company) of Beneficial Ownership of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, or (iv) the stockholders of the Company approve a complete liquidation or dissolution of the Company.

6. Miscellaneous.

(a) Further Assurances. From time to time, at another party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(b) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(c) Successors. Each of Guez and Manuel agrees that this Agreement and the obligations hereunder shall attach to his Shares and shall be binding upon any Person to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, his heirs, guardians, administrators or successors. Subject to the preceding sentence, this Agreement shall be binding upon Guez and Manuel and their respective heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Commerce, the Company and their successors and assigns.

(d) Assignment. This Agreement shall not be assigned by operation of law or otherwise by any party without the prior written consent of the other parties, and any purported assignment in violation hereof shall be null and void, provided that Commerce may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Commerce, but no such assignment shall relieve Commerce of its obligations hereunder if such assignee does not perform such obligations.

(e) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(f) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to Bernard Manuel:

Bernard Manuel

775 Park Avenue

New York, New York 10021

If to Hubert Guez:

Hubert Guez

c/o Commerce Clothing Company, LLC

5804 E. Slauson Ave.

Commerce, California 90040

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

(g) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(h) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties further agree that no party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6(h, and the parties irrevocably waive any rights they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(i) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(j) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(k) Recapitalizations and Exchanges Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

(l) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

(m) Governing Law; Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflicts of laws principles thereof. The parties hereby consent and agree that the state or federal courts located in Delaware, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of Delaware. The parties expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereby waives any objection that such credit party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The parties hereby waive personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address specified in Section 6(f) of this Agreement and that service so made shall be deemed completed upon such party’s actual receipt thereof. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

(n) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(o) Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought by or against a party hereunder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(p) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(q) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

/s/ Bernard Manuel
Bernard Manuel

/s/ Hubert Guez
Hubert Guez